EAUTOCLAIMS.COM
                             PROPRIETARY INFORMATION
                        AND EMPLOYEE INVENTIONS AGREEMENT

IT    IS    AGREED    BETWEEN     eAutoclaims.com     ("the     Company")    and
________________________________ ("Employee") as follows:

1. Employment. The Company has hired Employee to work in the position of ____________________________. This employment is not for any particular period and may be terminated, with or without cause, at any time. Employee acknowledges that, as part of his/her employment, he/she may create inventions, ideas software or other proprietary information of value to the Company.

1. Confidential Information of Others. Employee does not have in his/her possession any confidential information or documents belonging to others, and will not use, disclose to the Company or induce the Company to use any such information or documents during his/her employment. Employee represents that his/her employment will not require him/her to violate any obligation to or confidence with another.

1. Definition of Proprietary Information. As used herein, the term "Proprietary Information" refers to any and all information of a confidential, proprietary, or secret nature which is or may be either applicable to, or related in any way to (i) the business, present or future, of the Company, (ii) the research and development or investigations of the Company, or (iii) the business of any customer of the Company. Proprietary Information includes, for example and without limitation, trade secrets, processes, formulas, data, software, know-how, improvements, inventions, techniques, marketing plans and strategies, and information concerning customers or vendors.

1. Proprietary Information to be Kept in Confidence. Employee acknowledges that the Company's Proprietary Information is a special, valuable, and unique asset of the Company, and Employee agrees at all times during the period of his/her employment and thereafter to keep in confidence and trust all Proprietary Information. Employee agrees that during the period of his/her employment and


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thereafter   he/she  will  not  directly  or  indirectly  use  the   Proprietary
Information other than in the course of performing duties as an employee of the Company, nor will Employee directly or indirectly disclose any Proprietary Information or anything relating thereto to any person or entity, except in the course of performing duties as an employee of the Company and with the consent of the Company. Employee will abide by the Company's policies and regulations, as established from time to time, for the protection of its Proprietary Information.

1. Other Employment. Employee agrees that during the period of his/her employment by the Company, he/she will not, without the Company's prior written consent, directly or indirectly engage in any employment, consulting, or activity other than for the Company relating to any line of business in which the Company is now or at such time is engaged, or which would otherwise conflict with his/her employment obligations to the Company.

1. Return of Materials at Termination. In the event of any termination of his/her employment whether or not for cause and whatever the reason, Employee will promptly deliver to the Company all documents, data, records, and other information pertaining to his/her employment, and Employee shall not take any documents or data, or any reproduction of excerpt of any documents or data, containing or pertaining to the Company's Proprietary Information.

1. Disclosure to Company. Employee agrees promptly to disclose to the Company any and all inventions, discoveries, improvements, trade secrets, formulas, software, techniques, processes, and know-how, whether or not patentable and whether or not reduced to practice, conceived or learned by employee during the period of his/her employment, either alone or jointly with others, which relate to or result from the actual or anticipated business, work, research, or investigations of the Company, or which result, to any extent, from use of the Company's premises or property (the work being hereinafter collectively referred to as the "Inventions").

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1.  Assignment of Inventions to the Company.  Employee  acknowledges  and agrees that all the Inventions shall be the sole property of the Company or any other entity designated by it, and the Employee hereby assigns to the Company his/her entire right and interest in all the Inventions. Employee further agrees as to all Inventions to assist the Company in every way (at the Company's expense) to obtain and from time to time enforce patents, copyrights or trade secret rights on the Inventions. To that end, by way of illustration but not limitation, Employee will testify in any suit or other proceeding involving any of the Inventions, execute all documents which the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents thereon and enforcing same, and execute all necessary assignments thereof to the Company or persons designated by it. Employee's obligation to assist the Company in obtaining and enforcing patents for the Inventions shall continue beyond the termination of his/her employment, but the Company shall compensate Employee at a reasonable rate after such termination for time actually spent by Employee at the Company's request on such assistance.

1. List of Prior Inventions. All inventions, if any, which Employee made prior to employment by the Company are excluded from the scope of this Agreement. As a matter of record, Employee has set forth on Exhibit A attached hereto a complete list of all inventions, discoveries, or improvements relating to the Company's business which have been made by Employee prior to his/her employment with the Company.

1. General.

a. To the extent that any of the agreements set forth herein, or any word, phrase, clause, or sentence thereof, shall be found to be illegal or enforceable for any reason, such agreement, word, clause, phrase, or sentence shall be modified or deleted in such a manner so as to make the agreement as modified legal and enforceable under applicable laws, and the balance of the agreements or parts thereof shall not be affected thereby, the balance being construed as severable and independent.

b. This Agreement shall be binding upon Employee and his/her heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its successors and assigns.

c. This Agreement shall be governed by the laws of the State of Florida, which state shall have jurisdiction of the subject matter hereof.

d. This Agreement represents the entire agreement between Employee and the Company with respect to the subject matter hereof, superseding all previous oral or written communications, representations, or agreements. This Agreement may be modified only by a duly authorized and executed writing.

Date:___________________            Employee:__________________________
                                                     Signature

                                             ---------------------------
                                                 Print or Type Name

Date:___________________                    By:___________________________
                                                     Signature

                                               ---------------------------
                                                 Print or Type Name


          CAUTION TO EMPLOYEE: This Agreement affects important rights.
                DO NOT sign it unless you have read it carefully,
              and are satisfied that you understand it completely.